Exhibit 99.1

For Immediate Release

Vail Resorts Investor Relations: Michael Barkin, (303) 404-1800, mbarkin@vailresorts.com
Vail Resorts Media Relations: Kelly Ladyga, (303) 404-1862, kladyga@vailresorts.com
Whistler Blackcomb Investor Relations: David Wilcox, (604) 938-7376, dwilcox@whistlerblackcomb.com
Whistler Blackcomb Media Relations: Lauren Everest, (604) 902-9434, leverest@whistlerblackcomb.com

Vail Resorts and Whistler Blackcomb Agree To Strategic Combination

Vail Resorts is committed to the growth, expansion and development of the Whistler Blackcomb experience and continued investment in the community

Whistler Blackcomb will maintain its unique brand and character with strong local Canadian leadership

BROOMFIELD, Colo. and WHISTLER, British Columbia, Aug. 8, 2016-Vail Resorts, Inc. (NYSE: MTN) (“Vail Resorts”) and Whistler Blackcomb Holdings, Inc. (TSX: WB) (“Whistler Blackcomb”) today announced that they have entered into a strategic business combination joining Whistler Blackcomb with Vail Resorts. Under the transaction, Vail Resorts would acquire 100 percent of the stock of Whistler Blackcomb, whose shareholders would receive C$17.50 per share in cash and 0.0975 shares of Vail Resorts common stock, for consideration having a total value of C$36.00 per share. The share exchange ratio is based upon closing stock prices and currency exchange rates as of August 5, 2016 and is subject to a currency exchange rate adjustment, as described below.

“Combining Whistler Blackcomb with Vail Resorts’ portfolio of outstanding resorts provides Whistler Blackcomb with increased financial strength, marketing exposure, guest relationships and broadens the geographic diversity of our company with resorts across the United States, as well as in Australia and Canada. This relationship will bring greater resources to support our current operations and our ambitious growth plans, including the Renaissance project, the most exciting and transformative investment in Whistler Blackcomb’s history,” said Dave Brownlie, Whistler Blackcomb’s chief executive officer.

“Whistler Blackcomb is one of the most iconic mountain resorts in the world with an incredible history, passionate employees and a strong community. With our combined experience and expertise, together we will build upon the guest experience at Whistler Blackcomb while preserving the unique brand and character of the resort as an iconic Canadian destination for guests around the world. We are delighted to add such a renowned resort to Vail Resorts and look forward to expanding our relationships in the Sea-to-Sky community, British Columbia and Canada,” said Rob Katz, chairman and chief executive officer of Vail Resorts.

Mr. Brownlie added, “As the number one ranked and most visited resort in North America, Whistler Blackcomb has enjoyed tremendous success by delivering an exceptional mountain experience for our passionate and loyal guests - both locally and from around the world. That’s going to continue as we work with our new colleagues at Vail Resorts as well as our employees, local businesses, community and government stakeholders to make Whistler Blackcomb better than ever. We will also continue our discussions with the Squamish and Lil’wat First Nations, on whose traditional lands we operate, regarding a business partnership that will benefit our communities, the Province of BC and our shareholders for decades to come. Our board of directors has also been monitoring the unique challenges facing the broader ski industry due to the unpredictability of year-to-year regional weather patterns. Whistler Blackcomb, with its unprecedented acreage of high alpine terrain and Glacier bowls, is well positioned, but by no means immune to these challenges. Partnering with the geographically diversified Vail Resorts and extending its successful Epic Pass products to Whistler Blackcomb are customer-focused ways of securing the long-term future of our resort, our industry and our community.”

Whistler Blackcomb will nominate one member of its board to the Vail Resorts board of directors, and Dave Brownlie will continue leading Whistler Blackcomb as the resort’s chief operating officer and will become a member of the senior leadership team of Vail Resorts’ mountain division.

Supporting the Whistler Blackcomb Experience
Upon completion of this transaction, Vail Resorts is committed to continuing Whistler Blackcomb’s success and building on its strengths, including further investment in the resort and the community:

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Support for Master Development Agreements with local First Nations. Vail Resorts recognizes that Whistler Blackcomb is in the Squamish and Lil’wat First Nations’ traditional territories and will support and continue the ongoing efforts to negotiate the renewal of Whistler Blackcomb’s Master Development Agreements with significant long-term benefits to the Squamish and Lil’wat First Nations, the Province of British Columbia and the Resort Municipality of Whistler.

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Local leadership. Whistler Blackcomb will continue to have principally local Canadian leadership, with critical day-to-day mountain operations residing at the resort, including ongoing primary responsibility for relationships with the local community, governments and First Nations.

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Maintain local employment. Vail Resorts intends to retain the vast majority of Whistler Blackcomb employees, while only impacting a few select areas where there may be duplication in corporate functions. This transaction will not change the day-to-day operations at the resort, community engagement or the input of local management in shaping Whistler Blackcomb’s future.

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Investment in the resort experience. Vail Resorts will invest substantially in Whistler Blackcomb’s mountain infrastructure and growth plans, including continuing to build community and stakeholder support for the recently announced Renaissance project, a transformational investment which will diversify the local tourism economy; provide new four-season, weather-independent activities; and elevate Whistler Blackcomb’s core skiing, mountain biking and sightseeing experiences for decades to come.

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Common values on community and environmental sustainability. Consistent with Vail Resorts’ core values, Whistler Blackcomb will continue its community involvement through the Whistler Blackcomb Foundation as well as its significant environmental and sustainability commitments. Vail Resorts also will support Whistler Blackcomb’s continued engagement with organizations such as Tourism Whistler, Destination BC, Canada West Ski Areas Association, and the Whistler Chamber of Commerce.

Katz continued, “We look forward to working with Dave and the entire Whistler Blackcomb team as we support their efforts to continue the great progress that has made Whistler Blackcomb the world-renowned resort it is today. We are excited about what this transaction means for guests and look forward to providing access to the resort for our season pass holders around the world.”

Season Passes
For the full 2016-17 winter season, Whistler Blackcomb will continue to honor the resort’s existing season pass products. Vail Resorts looks forward to integrating Whistler Blackcomb into its Epic Season Pass and other season pass products for the 2017-18 winter season.

Additional Transaction Details
The transaction has been unanimously approved by the Whistler Blackcomb board of directors, and shareholders representing 25 percent of Whistler Blackcomb’s common shares have entered into voting support agreements in connection with the transaction. The transaction has also been unanimously approved by the Vail Resorts board of directors.

The aggregate cash component of the offer is estimated to be C$676 million (USD$513 million) which Vail Resorts intends to finance through an expansion of its existing credit facility. The aggregate stock component of the offer is estimated to be C$715 million (USD$543 million), based on closing stock prices and exchange rates as of August 5, 2016. The stock component is determined by a baseline share exchange ratio of 0.0998 shares of Vail Resorts common stock and is adjusted for currency exchange rate changes if the Canadian dollar is above or below USD$0.7765 six business days before the closing of the transaction. As of August 5, 2016, the exchange ratio is 0.0975 shares of Vail Resorts common stock. Whistler Blackcomb shareholders that are Canadian residents for tax purposes will be able to elect to receive for each Whistler Blackcomb share an equivalent exchange ratio of shares in a Canadian subsidiary of Vail Resorts instead of the Vail Resorts shares to which they would otherwise be entitled. Each whole exchangeable share will be exchangeable into one Vail Resorts share.

Upon closing of the transaction, Whistler Blackcomb shareholders collectively will own approximately 10 percent of Vail Resorts outstanding common stock. Whistler Blackcomb owns 75 percent of the partnerships that operate the resort and those partnerships had debt outstanding as of March 31, 2016 of C$171 million, or USD$132 million, which will be assumed or refinanced as part of the transaction. For the 12 months ended March 31, 2016, Whistler Blackcomb had Adjusted EBITDA of C$123 million, or USD$90 million. Vail Resorts believes if the transaction closes before December 31, 2016, the estimated incremental Resort Reported EBITDA from the acquisition in its fiscal 2018 would be approximately USD$129 million, or C$170 million, with the vast majority of the projected growth coming from additional revenue at both Whistler Blackcomb and its other resorts and a smaller portion of the projected growth coming from cost reductions, with additional upside from the transaction in future years.

Whistler Blackcomb’s 25-year relationship with Nippon Cable will be unaffected and will continue after the closing of the transaction.

The transaction is structured as an arrangement under the Business Corporations Act (British Columbia) and is subject to customary closing conditions, including approval by Whistler Blackcomb shareholders and the BC Supreme Court and regulatory approvals including approval under the Investment Canada Act and under the Competition Act Canada. Whistler Blackcomb is subject to customary non-solicitation provisions under the arrangement agreement. The agreement also includes a termination fee and reverse termination fee payable in certain circumstances.

Further information regarding the transaction will be included in an information circular to be mailed to Whistler Blackcomb shareholders. The transaction is expected to close in fall 2016.

Greenhill & Co. is serving as financial advisor to Whistler Blackcomb and has delivered a fairness opinion to its board of directors that the consideration to be received by the Whistler Blackcomb shareholders is fair from a financial point of view.

Stikeman Elliott LLP and Gibson Dunn & Crutcher LLP are serving as legal counsel to Vail Resorts. Osler, Hoskin & Harcourt LLP is serving as legal counsel to Whistler Blackcomb, and Farris, Vaughan, Wills & Murphy LLP is serving as legal counsel to Whistler Blackcomb’s special committee of the board of directors.

Vail Resorts and Whistler Blackcomb Investor Calls
Vail Resorts and Whistler Blackcomb will each host an investment community conference call today (August 8, 2016). Callers are advised to dial in 5-10 minutes prior to the start time and ask to join the call. Media is welcome to listen to the calls, but questions will be restricted to the investment community.

Whistler Blackcomb investment community conference call: 6:30 a.m. Pacific / 7:30 a.m. Mountain / 9:30 a.m. Eastern
Canada/USA Toll Free: 1-800-319-4610
International Toll Free: +1-604-638-5340

The call will be available for replay for one month via the following access information:
Canada/USA Toll Free: 1-855-669-9658
Replay Access Code: 0724

Vail Resorts investment community conference call: 7:30 a.m. Pacific / 8:30 a.m. Mountain / 10:30 a.m. Eastern
Canada/USA Toll Free: 1-888-428-9473
International Toll Free: +1-719-457-2634

Presentation slides and a webcast of the call can be accessed at www.vailresorts.com in the Investor Relations section. A replay of the conference call will be available two hours following the conclusion of the conference call through August 22, 2016, at 1:30 p.m. eastern time. To access the replay, dial (888) 203-1112 (U.S. and Canada) or (719) 457-0820 (international), pass code 6830877. The conference call also will be archived at www.vailresorts.com.
About Whistler Blackcomb (TSX: WBHI)
North America's premier four-season mountain resort, located in the coastal mountains of British Columbia, Canada, Whistler Mountain and Blackcomb Mountain are two side-by-side mountains connected by the world record-breaking PEAK 2 PEAK Gondola, which combined offer more than 200 trails, over 8,000 acres of terrain, 14 alpine bowls and three glaciers. The resort receives on average more than 465 inches (1,180 centimeters) of snow annually, and offers one of the longest ski seasons in North America. In summer, Whistler Blackcomb offers a variety of activities, including hiking and biking trails, the Whistler

Mountain Bike Park, and sightseeing on the PEAK 2 PEAK Gondola. Whistler Blackcomb has been named the #1 ski resort in North America by SKI Magazine in three out of the past four years.

About Vail Resorts, Inc. (NYSE: MTN)
Vail Resorts, Inc., through its subsidiaries, is the leading global mountain resort operator. Vail Resorts’ subsidiaries operate nine world-class mountain resorts and two urban ski areas, including Vail, Beaver Creek, Breckenridge and Keystone in Colorado; Park City in Utah; Heavenly, Northstar and Kirkwood in the Lake Tahoe area of California and Nevada; Perisher in Australia; Wilmot Mountain in Wisconsin; Afton Alps in Minnesota and Mt. Brighton in Michigan. Vail Resorts owns and/or manages a collection of casually elegant hotels under the RockResorts brand, as well as the Grand Teton Lodge Company in Jackson Hole, Wyo. Vail Resorts Development Company is the real estate planning and development subsidiary of Vail Resorts, Inc. Vail Resorts is a publicly held company traded on the New York Stock Exchange (NYSE: MTN). The Vail Resorts company website is www.vailresorts.com and consumer website is www.snow.com.

Forward-Looking Statements
Statements in this press release and the associated conference call and webcast, other than statements of historical information, are forward looking statements, including our expectations regarding our fiscal 2018 incremental Resort Reported EBITDA and the timing regarding closing of the transaction. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include but are not limited to financing of the transaction; whether a transaction will be consummated, including the ability and timing to obtain required regulatory approvals and approval by Whistler Blackcomb shareholders, and to satisfy other closing conditions; prolonged weakness in general economic conditions, including adverse effects on the overall travel and leisure related industries; unfavorable weather conditions or natural disasters; willingness of our guests to travel due to terrorism, the uncertainty of military conflicts or outbreaks of contagious diseases, and the cost and availability of travel options; adverse events that occur during our peak operating periods combined with the seasonality of our business; competition in our mountain and lodging businesses; high fixed cost structure of our business; our ability to fund resort capital expenditures; our reliance on government permits or approvals for our use of public land or to make operational and capital improvements; risks related to federal, state, local and foreign government laws, rules and regulations; risks related to our reliance on information technology; our failure to maintain the integrity of our customer or employee data; adverse consequences of current or future legal claims; a deterioration in the quality or reputation of our brands, including from the risk of accidents at our mountain resorts; our ability to hire and retain a sufficient seasonal workforce; risks related to our workforce, including increased labor costs; loss of key personnel; our ability to successfully integrate acquired businesses, including Whistler Blackcomb and Park City or future acquisitions; our ability to realize anticipated benefits from Whistler Blackcomb, Park City or future acquisitions; fluctuations in foreign currency exchange rates; impairments or write downs of our assets; changes in accounting estimates and judgments, accounting principles, policies or guidelines; a materially adverse change in our financial condition; and other risks detailed in Vail Resorts’ filings with the Securities and Exchange Commission, including the “Risk Factors” section of Vail Resorts' Annual Report on Form 10-K for the fiscal year ended July 31, 2015 and in Whistler Blackcomb’s filings with the Canadian Securities Administrators, including the “Risk Factors” section of Whistler Blackcomb’s Annual Information Form for the fiscal year ended September 30, 2015.
All forward-looking statements attributable to us or any persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. All forward-looking statements in this press release are made as of the date hereof and we do not undertake any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as may be required by law.
Statement Concerning Vail Resorts Non-GAAP Financial Measures
This news release includes the estimated incremental Resort Reported EBITDA impact from Whistler Blackcomb. Resort Reported EBITDA, which represents the sum of Mountain and Lodging Reported EBITDA, is a non-GAAP financial measure used by Vail Resorts, which we define as segment net revenue less segment operating expense plus or minus segment equity investment income or loss. Resort Reported EBITDA may not be comparable to similarly titled measures of other companies and should not be considered in isolation or an alternative to, or substitute for, measures of financial performance or liquidity prepared in accordance with US GAAP. We refer you to Vail Resorts’ periodic reports filed with the SEC for further information regarding Vail Resorts’ use of this Non-GAAP financial measure and a reconciliation of Vail Resorts’ historical Resort Reported EBITDA to its US GAAP results.

Statement Concerning Whistler Blackcomb Non-GAAP Financial Measures

Adjusted EBITDA is not a measure defined by Canadian generally accepted accounting principles, or GAAP. This non-GAAP measure does not have a standard meaning and is therefore unlikely to be comparable to similar measures presented by other companies. Adjusted EBITDA is defined as consolidated net earnings (including net earnings attributable to the 25% non-controlling interest) before interest, taxes, depreciation and amortization, as well as items that Whistler Blackcomb’s management does not consider part of Whistler Blackcomb’s normal operations, examples of which include significant non-cash gains or losses on disposal of property, buildings and equipment, acquisition or disposal expenses and gains or losses or restructuring expenses relating to acquisitions or disposals of businesses, impairment, restructuring or refinancing charges and reversals and other significant event driven amounts as applicable. Adjusted EBITDA is provided as additional information to complement GAAP measures, as defined by International Financial Reporting Standards (IFRS), and to further understand Whistler Blackcomb’s results of operations. The closest GAAP measure is revenue and a reconciliation is provided in Whistler Blackcomb’s most recent Management’s Discussion and Analysis.

Statements Regarding Currency Exchange Rates
References to U.S. dollars when discussing Whistler Blackcomb’s debt outstanding are based on currency exchange rates as of March 31, 2016. References to U.S. dollars when discussing Whistler Blackcomb’s Adjusted EBITDA are based on the average of currency exchange rates during the 12 months ended March 31, 2016.  References to U.S. dollars when discussing the aggregate cash and stock components of the offer as well as Vail Resorts’ estimated incremental Resort Reported EBITDA are based upon currency exchange rates as of August 5, 2016.